AMENDMENT TO SECURED PROMISSORY NOTES

This Amendment to those certain Secured Promissory Notes listed below (this “Amendment”) is effective as of as of May 6, 2019, and is entered into by and between Rocky Mountain High Brands, Inc., a Nevada corporation (hereinafter called the “Company”), and GHS Investments, LLC, a Nevada limited liability company (the “Holder”).

WITNESSETH:

WHEREAS, the Company has issued the Holder the following Secured Convertible Promissory Notes (collectively, the “Notes”):

Issue Date	Original Face Amount	Due Date
July 24, 2018	$157,500	Apr 24, 2019
August 13, 2018	$157,500	May 13, 2019
August 30, 2018	$105,000	May 30, 2019
November 2, 2017	$250,000	June 1, 2019
September 14, 2018	$131,500	Jun 14, 2019
September 28, 2018	$55,000	Jun 28, 2019
October 12, 2018	$52,500	Jul 12, 2019

; and

WHEREAS, the Parties desire to amend the Notes to adjust the Conversion Price and Maturity Date for each,

NOW, THEREFORE, in consideration of the foregoing and of the promises, agreements, representations, warranties, and covenants herein contained, the Company and the Holder hereby agree as follows:

1.                  Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Notes and corresponding Securities Purchase Agreements:

2.                  The “Conversion Price” term in each of the Notes, as set forth in Section 1.1 thereof, shall be amended to read as follows:

“Conversion Price. At any time after the execution of this Note, the Holder shall have the right, at its option, to convert all or any portion of this Note into shares of fully paid and non-assessable Common Stock of the Company at the price of $0.05 per share, (the "Conversion Price"). In addition, for so long as the Company is not in Default under the terms of this Note, the Holder shall not, on any individual trading day, sell an amount of shares of common stock received upon conversion of all Notes issued by the Company to the Holder that is in excess of fifteen percent (15%) of the total trading volume for such trading day.”

3.                  The Maturity Date of each of the Notes is hereby extended as follows:

Issue Date	Original Face Amount	Extended Due Date
July 24, 2018	$157,500	December 1, 2019
August 13, 2018	$157,500	January 1, 2020
August 30, 2018	$105,000	February 1, 2020
November 2, 2017	$250,000	February 1, 2020
September 14, 2018	$131,500	March 1, 2020
September 28, 2018	$55,000	March 1, 2020
October 12, 2018	$52,500	April 1, 2020

4.                  All other terms and conditions under the Notes not otherwise amended, modified or affected by this Amendment shall continue to be in effect and bind the Company and the Holder. The Notes or this Amendment may only be modified with prior written agreement from both the Holder and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed effective as of May 6, 2019.

GHS Investments, LLC

By: /s/ Mark Grober

Mark Grober, Member

Rocky Mountain High Brands, Inc.

By: /s/ Michael R. Welch

Michael R. Welch, President & CEO

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